EXHIBIT 10.01

SETTLEMENT AGREEMENT

This Release and Settlement Agreement (“Agreement”) is entered into between the following parties (“the Parties”): B&J Oil Company, Inc. (“B&J Oil Company” or “Plaintiff”), and Hydrocarbons Holdings, Inc. and its parent company Mongolia Holdings, Inc. (collectively, the “Company”), as of June 9th, 2015 (the “Effective Date”).

RECITALS

B&J Oil Company filed a civil action against Company, B&J Oil Company, Inc. vs. Consolidation Services, Inc., et al., in Green County (Kentucky) Circuit Court (the “Court”), Case Number 15-CI-00009 (the “Civil Case”).

To avoid the time and expense of litigation, the Parties want to resolve their differences and reach an end, compromise, and settlement for all disputes existing and potentially existing between them.

AGREEMENT

In consideration of the mutual execution of this Agreement and the releases and promises made in the Agreement by the Parties, and other good and valuable consideration, the Parties agree as follows:

1.

In exchange for complete resolution of this matter the Company shall pay to B&J Oil Company, from the date of this Agreement forward, any and all sums payable to Company from Barrett Oil (or any other buyers approved by the Parties in writing) for crude oil sales from the leases in Kentucky, listed on Exhibit “A” attached hereto (the “Kentucky Assets”) now and until amounts identified on Exhibit “B” attached, equal to $412,270.73 hereto (the “Owed Amounts”) have been paid to B&J Oil Company in full, without interest, payable as set forth in Paragraph 4 below. These payments (the “Financial Settlement”) will be paid via a sweep account with Forcht Bank or another bank mutually acceptable to the Parties.  After the Owed Amounts have been paid in full, B&J Oil Company shall not be entitled to any additional revenue from the Kentucky Assets. If payments in connection with the Kentucky Assets are insufficient to cover the Owed Amounts, Hydrocarbons Holdings only, shall be responsible for any such shortfall.

2.

Within three (3) business days after the Effective Date, Don Sharp, the attorney for the B&J Oil Company, shall file with the Court and submit to Company a signed Request for Dismissal of the Civil Case as to the entirety of the Civil Case, and B&J Oil Company and their attorneys shall take any other steps required to dismiss the Civil Case, with each side to bear their own attorneys’ fees and costs. B&J Oil Company further agree that they will not re-file or attempt to re-file the Civil Case, or any portion of it or any case arising from or relating to the same or similar claim or cause of action, in the same or any other jurisdiction.

3.

The Dismissal will indicate that the case is dismissed for good reason and that the Plaintiff is barred from bringing an action on the same claim. Upon Company’s receipt of evidence that B&J Oil Company have filed the Request for Dismissal of the Civil Case, Mongolia Holdings, Inc. shall issue One Hundred and Thirty Thousand (130,000) restricted shares of its common stock to B&J Oil Company or their designees, in one or more certificates bearing the following legend:

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS.  THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

4.

Except for the obligations and indemnifications created by this Agreement, B&J Oil Company and their officers, directors, employees, attorneys, agents, heirs, representatives, successors in interest, and all persons or entities having or claiming any interest by or through them (the “Releasors”) hereby permanently and irrevocably release and discharge the Company and their respective officers, directors, employees, attorneys, agents, heirs, representatives, successors in interest, and all persons or entities having or claiming any interest by or through them (collectively, the “Releasees”), from any and all liabilities, claims, causes of action, suits, debts, losses, costs and demands whatsoever, in law or in equity, known or unknown, which the Releasors ever had, now have, or hereinafter may have, against the Releasees by reason of any matter, cause or thing whatsoever, occurring from the beginning of time up to and including the Effective Date.

5.

From the Effective Date and during the term of the Financial Settlement, B&J Oil Company will be solely responsible for any and all costs, fees, royalties, liability insurance, taxes or other obligations associated with the operation and maintenance of the Kentucky Assets that are in excess of the amount set forth in the following sentence. The total amount of Financial Settlement payments will be applied toward satisfaction and settlement of the Owed Amounts on an ongoing basis, with the sole exception of an amount not to exceed one thousand five hundred dollar ($1,500.00) a month in direct operational expenses, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company and in effect when the expenses are incurred.

6.

B&J Oil Company further agree that they will release, indemnify and defend Company against any actions or liens for: a) services provided to Company; b) arising out of the claims referenced in the Civil Case; c) related to the Kentucky Assets; d) or the activities of Hydrocarbon Holdings. B&J Oil Company will release and hold Company and its insurers free and harmless from any and all such actions or liens. Company will hold B&J Oil Company and its insurers free and harmless from any and all such actions or liens that are arising out of activities of the Company other then: a) claims referenced in the Civil Case; b) related to the Kentucky Assets; or c) the activities of Hydrocarbon Holdings.

7.

It is further understood and agreed by the Parties that all rights under section 1542 of the California Civil Code, and any similar law of any state or territory of the United States, are hereby waived as to claims which those parties released do not know or suspect to exist at the time they execute this release. This section reads as follows:

A general release does not extend to the claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Each party hereto understands and realizes that there may exist at this time claims herein released, the nature of which have not yet been discovered.  It is expressly understood and agreed that the possibility that such claims exist has been explicitly taken into account in determining the consideration to be given for any releases contained herein and that a portion of that consideration, having been bargained for in full knowledge of the possibility of such unknown claims, was given in exchange for the releases contained herein.

8.

It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them; that Plaintiff shall be an independent contractor; and that nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose whatsoever.  Company and Plaintiff acknowledge and agree that Plaintiff is not a commercial agent of Company or otherwise in relation to the Kentucky Assets under any commercial agency/distributor law (or any similar law) in effect in Kentucky (if any), or in any other jurisdiction.

9.

It is understood and agreed that nothing in this Agreement authorizes Plaintiff to make any contract, agreement, warranty, or representation on Company’s behalf, or to incur any debt or other obligation in Company’s name; and that Company shall in no event assume liability for, or be deemed liable hereunder as a result of, any such action, or by reason of any act or omission of Plaintiff in its operation of the Kentucky Assets, or any claim or judgment arising therefrom against Plaintiff.

10.

Plaintiff shall indemnify and hold Company (and its Affiliates, and employees, officers and directors thereof) harmless from and against any and all liabilities, claims, actions, fines, damages, losses, costs, and expenses (including reasonable attorneys’ fees) arising out of, caused by or connected directly or indirectly with the operation of the Kentucky Assets, or the performance or nonperformance of Plaintiff’s obligations hereunder, irrespective of whether such claims or suits shall be against Company solely or as a defendant with Plaintiff and/or other parties, and irrespective of whether any such claims or suits allege negligence on the part of Company, and regardless of the jurisdictions in which any such claims or suits may be brought.

11.

This Agreement constitutes a compromise, settlement, and release of disputed claims and is being entered into solely to avoid the burden, inconvenience, and expense of litigating those claims. No Party to this Agreement admits any liability to the other Party with respect to any such claim or any other matter. Each Party expressly denies liability as to every claim, which may be asserted by the other Party. Therefore, this Agreement is not to be and shall never be construed or deemed an admission or concession by any of the Parties hereto of liability or culpability at any time for any purpose concerning any claim being compromised, settled, and released, or any other matter.

12.

The Parties agree to act in good faith and to cooperate fully with each other in carrying out the intent of this Agreement, and for that purpose agree to execute all additional documents as may prove reasonably necessary to accomplish that intent.

13.

The Parties shall each bear their own costs and attorney fees incurred in connection with this Agreement, and each waives the right to make a claim against the other for such costs, attorney fees or any other expenses associated with the matters being settled here.

14.

The failure of any Party at any time to require performance of any provision of this Agreement shall not limit that Party’s right to enforce the provision, nor shall any waiver of any breach of any provision constitute a waiver of that provision itself.

15.

This Agreement shall inure to the benefit of and shall be binding upon each of the Parties here and their respective agents, representatives, executors, administrators, trustees, personal representatives, partners, directors, officers, shareholders, agents, attorneys, insurers, employees, representatives, predecessors, successors, heirs and assigns.

16.

The Parties agree that the laws of the State of Delaware shall be utilized in construing this Agreement and in enforcing the rights and remedies of the Parties. Any litigation arising out of a dispute concerning the Agreement shall be litigated in the Western District of Kentucky. The Parties agree to US District Court in that jurisdiction for all such disputes concerning this Agreement.

17.

B&J Oil Company, for themselves and their shareholders, officers, directors, beneficiaries, successors, heirs, assigns, and all companies, partnerships or other persons or entities with which he is or becomes associated, hereby covenants, represents and warrants that they will not present, or refer for prosecution, any claim in any proceeding, judicial or administrative, criminal or civil, against or adverse to Company and their respective directors, officers, employees, consultants, agents, lenders, attorneys, heirs, predecessors, successors and assigns.

18.

B&J Oil Company acknowledges that Company would not have consented to the payment of the Financial Settlement were it not for B&J Oil Company’s agreement to the provisions of this Agreement, and that any breach of these provisions will frustrate the underlying purpose of this Agreement. For this reason, unless any court or tribunal determines there that there was a prior material breach of this Agreement by the Company, then any litigation originated against the Company by B&J Oil Company or its shareholders, officers, directors, beneficiaries, successors, heirs, assigns, and all companies, partnerships, will entitle the Company to a full measure of damages allowed by law, such damages to include, but not limited to:

a.

The return by B&J Oil Company to Company of all sums paid pursuant to this Agreement: and

b.

The Return by B&J Oil Company to Company of any recovery he obtains as a result of any legal or administrative proceedings brought against any Released Party or Parties in violation of this Release and Settlement Agreement.

19.

The provisions here are not intended for the benefit of any third party, but solely for the parties to this Agreement.

20.

The undersigned Parties each further expressly warrant and represent to one another as follows:

a.

They have read this Agreement and have consulted with their respective attorneys concerning its contents and legal consequences and have requested any change in language necessary or desirable to effectuate their intent and expectations so that the rule of construction of contracts construing ambiguities against the drafting party shall be inapplicable;

b.

They have investigated the facts to the extent that they have deemed necessary in their sole discretion and have assumed any risk of mistake of fact and any facts proven to be other than or different from the facts now known to any of the Parties and therefore intend this Agreement to be binding without regard to any mistake of fact or law relating to the subject matter of this Agreement;

c.

The Agreement is being executed solely in reliance on their own respective judgment, belief and knowledge of the matters set forth here and on the advice of their respective attorneys following an independent investigation of all relevant matters to the extent they deem necessary and reasonable;

d.

They have taken all actions and obtained all authorizations, consents and approvals as are conditions precedent to their authority to execute this Agreement and thus warrant that they are fully authorized to bind the Party for which they execute this Agreement; and

e.

There has been and will be no assignment or other transfer of any claim released here, or any part thereof, and each Party agrees to defend, indemnify and hold harmless the other party from any claims, obligations, or other liabilities, including specifically attorney’s fees and costs incurred, which result from the assertion by any third party of a right to any claim which is released by this Agreement.

21.

The foregoing warranties and representations shall survive the execution and delivery of this Agreement.

22.

The Parties hereby incorporate the Recitals set forth above as an integral part of this Agreement and acknowledge the truth and accuracy of those Recitals.

23.

This Agreement is the entire, final, and complete agreement of the Parties relating to the subject of this Agreement, and supersedes and replaces all prior or existing written and oral agreements between the Parties or their representatives relating thereto. No amendment or modification of this Agreement shall be effective unless in writing executed by all Parties whose interests are affected by the modification.

24.

If any provision of this Agreement is held to be invalid or unenforceable, all remaining provisions will continue in full force and effect.

25.

This Agreement may be executed in multiple counterparts, all of which shall be deemed originals, and with the same effect as if all Parties had signed the same document. All of such counterparts shall be construed together with and shall constitute one Agreement, but in making proof, it shall only be necessary to produce one such counterpart. A facsimile transmission shall be as valid and enforceable as an original.

26.

The Parties each agree that they will each respectively maintain and uphold the other’s name and professional reputation and will refrain from engaging, directly or indirectly, in any action or conduct negligently or intentionally undertaken to damage the other’s name or professional reputation.

27.

Capacity; Organization; Existence.  The B&J Oil Company, Inc. has full capacity to enter into and perform under this Agreement, and all other agreements to be entered into in connection with the transactions contemplated hereby (the “Other Agreements”) and to consummate such transactions; and no other consent or joinder of any other persons or corporations is required.  This Agreement has been, and each of the Other Agreements executed by the B&J Oil Company, Inc. hereunder are duly authorized, executed and delivered by the B&J Oil Company, Inc.  This Agreement constitutes, and each of the Other Agreements executed by the B&J Oil Company, Inc. constitute, the legal, valid and binding obligations of the B&J Oil Company, Inc. enforceable in accordance with their respective terms. The B&J Oil Company, Inc. is duly organized and validly existing under the laws of the State of Kentucky. B&J Oil Company, Inc. has full power and authority to conduct its business as it is now being conducted and is duly qualified to do business in each jurisdiction where the Kentucky Assets are located, or the nature of the business conducted by B&J Oil Company, Inc. requires such qualification. B&J Oil Company, Inc. has all necessary licenses and authority to operate its business as now being conducted in the State of Kentucky.

28.

B&J Oil Company represent that will operate the Kentucky Assets to the best of its ability and that it has no intention of plugging the wells and will not do so without prior notification and written authorization of the Company, which authorization will not be unreasonable withheld.

THE PARTIES, BY THEIR SIGNATURES BELOW, HAVE EXECUTED THIS AGREEMENT AND AGREE TO BE BOUND BY IT AS OF THE FIRST DATE WRITTEN ABOVE.

For B&J Oil Company: B&J Oil Company, Inc. /s/: Louis Judd
By: Louis Judd, its Chief Executive Officer
For Company: Mongolia Holdings, Inc. /s/: Gary Kucher	Hydrocarbons Holdings, Inc. /s/: Gary Kucher
By: Gary Kucher, CEO	By: Gary Kucher, CEO

Louis Judd warrants and represents that Section 27 above is true and correct and that he has full authority to enter into this Agreement on behalf of B&J Oil Company Inc. and can insure its performance.

/s/: Louis Judd

By:  Louis Judd